EXHIBIT 10.125

EMPLOYMENT AGREEMENT

AGREEMENT made effective as of the 1st day of January 2003 by and between CALYPTE BIOMEDICAL CORPORATION, having a place of business at 1265 Harbor Bay Parkway, Alameda, CA 94502 (hereinafter referred to as “EMPLOYER”) and RICHARD D. BROUNSTEIN, residing at 606 Bella Vista Court, Fremont, CA 94539 (hereinafter referred to as “EMPLOYEE”).

WITNESSETH:

WHEREAS, the EMPLOYER is engaged in the business of developing and marketing urine-based diagnostic products and services for Human Immunodeficiency Virus (HIV-1); and

WHEREAS, the EMPLOYER is desirous of employing EMPLOYEE, and EMPLOYEE wishes to be employed by EMPLOYER in accordance with the terms and conditions set forth in this Agreement; and

NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS AND PROMISES AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, IT IS MUTUALLY AGREED AS FOLLOWS:

FIRST: EMPLOYER and EMPLOYEE agree to enter into an Employment Agreement, and the within Employment Agreement is effective as of January 1, 2003. The EMPLOYER does hereby employ, engage and hire the EMPLOYEE as Executive Vice President and Chief Financial Officer of EMPLOYER for a period commencing January 1, 2003 and terminating December 31, 2003. EMPLOYER and EMPLOYEE agree that the within Agreement is automatically renewable for successive six (6) month terms, unless there is written notice by either party of an intent not to renew, which notice of non-renewal is 90 days prior to the expiration date of the within Agreement. The duties of EMPLOYEE shall include, but not be limited to, acting as Executive Vice President and Chief Financial Officer of EMPLOYER. EMPLOYEE will perform services on behalf of EMPLOYER with respect to the financial management and general supervision of the business of EMPLOYER.

SECOND: The EMPLOYEE agrees that he will, at all times, faithfully, industriously, and to the best of his ability, experience and talent, perform all of the duties that may be required of and from him, pursuant to the expressed and implicit term hereof.

THIRD: The EMPLOYER shall pay to the EMPLOYEE, and the EMPLOYEE agrees to accept from the EMPLOYER, in full payment for the EMPLOYEE’s services hereunder, compensation at the rate of $200,000 per annum. EMPLOYEE will be paid bi-weekly during the term of the within Agreement.

In addition, EMPLOYER agrees to reimburse EMPLOYEE for all expenses incurred by EMPLOYEE during the term of his employment. EMPLOYEE agrees to provide adequate written documentation as may be required with respect to said expenses.

Additionally, EMPLOYER further agrees to grant EMPLOYEE stock options as follows: 2,500,000 options exercisable at $.05 per share. The options will be exercisable for a period of five (5) years, from the date of grant herein, which is subject to stockholders’ approval at the next annual meeting of the increase in authorized shares under the 2000 Equity Incentive Plan (the “Plan”) under which these options will be issued. One hundred (100%) percent of the 2,500,000 stock options will vest upon such approval or otherwise at the time of registration as discussed herein. If the company does not issue the aforesaid options due non-approval of the increase in shares of the Plan, then (1) if possible, it is understood and agreed that EMPLOYER will provide cost-free piggyback registration rights for all of the said shares. EMPLOYER further agrees that EMPLOYER will use its best efforts to grant and register, without cost or expense to EMPLOYEE, the underlying shares with respect to said stock options within 120 days of the date of the annual meeting. (2) If this is not possible, only due to a lack of authorized shares, the Company will make payment to Employee of the value of the options within two (2) years from the effective date of this Agreement.

The stock options herein will be exercisable by the EMPLOYEE by making payment to the Company or, in the alternative, at the election of employee, by a cashless exercise of all or part of said vested options, if the laws in effect at such time so permit.

EMPLOYER agrees to an annual review of EMPLOYEE’s performance for the purpose of awarding a bonus to EMPLOYEE. EMPLOYER further agrees to consider providing employee an increase in base compensation based on an annual review of EMPLOYEE’s performance and the economic condition of EMPLOYER for each year of the agreement. The within Agreement has been approved by EMPLOYER’s Compensation Committee.

FOURTH: In the event that the Employment Agreement is terminated by EMPLOYER without cause, or EMPLOYER sells an amount of its outstanding and issued common stock to any entity or third party which results in a change of control of EMPLOYER (defined in paragraph EIGHTH), then in such event, all stock options granted to EMPLOYEE in addition to options granted per Paragraph THIRD of this Agreement will be immediately vested in EMPLOYEE, and all payments due to EMPLOYEE for the full term of the Agreement will be due to EMPLOYEE. Notwithstanding the foregoing, in no event will EMPLOYEE receive less than twelve (12) months of compensation, including medical benefits, in the event of any of the foregoing events.

Additionally, with respect to EMPLOYEE’s compensation, EMPLOYER agrees to consider providing employee an increase based on performance over base compensation, based on the prior years base compensation for each year of the Agreement. The board of directors will determine this increase annually. EMPLOYER will be responsible for all payments to EMPLOYEE if EMPLOYEE in good faith agreed to an extension of the within agreement. Furthermore, EMPLOYEE shall have the right, in the event of termination without cause, to be paid the balance of the compensation due under the terms of the within Agreement and in no case will EMPLOYEE receive less than a minimum of twelve (12) months salary.

FIFTH: EMPLOYEE shall devote all of his working time, attention, knowledge and skill solely and exclusively to the business and interest of the EMPLOYER (except that EMPLOYEE will be permitted to be a consultant for other companies that do not compete with EMPLOYER and such consulting services do not interfere with the services of EMPLOYEE to be performed on behalf of EMPLOYER and the EMPLOYEE will be permitted to fulfill his volunteer duties as President of the Silicon Valley Chapter of Financial Executives International). The EMPLOYEE expressly agrees that he will not, during the term hereof or for one (1) year from the termination of this Agreement, be involved directly or indirectly, in any form, fashion or manner, as a partner, officer, director, stockholder (owning in excess of 4.9%), advisor, consultant or employee in any other business similar to or in any way competing with the business of the EMPLOYER. Nothing herein contained shall, however, limit the rights of the EMPLOYEE to own up to 5% of the capital stock or other securities of any corporation, whose stock or securities are publicly owned or traded regularly on a public exchange or in the over-the-counter market, or to prevent the EMPLOYEE from investing financially in, or limiting the EMPLOYEE’s rights to invest financially in, other businesses not allied with or competing with the business of the EMPLOYER, as long as EMPLOYEE continues to devote all of his working time, attention, knowledge and skill, solely and exclusively to the business and interest of the EMPLOYER. EMPLOYEE will be permitted to serve on the Board of Directors of publicly owned companies.

SIXTH: Except as provided for in Paragraph FOURTH herein, during the terms of EMPLOYEE’s employment under this Agreement, and for one (1) year thereafter, the EMPLOYEE specifically agrees that he will not, at any time, in any fashion, form or manner, either directly or indirectly, use, divulge, disclose or communicate to any person, firm or corporation, in any manner whatsoever, any confidential or proprietary information of any kind, nature or description concerning any matters affecting or relating to the business of the EMPLOYER including, without limiting the generality of the foregoing, any of its customers, its manner of operations, its plans, its ideas, processes, programs, its intellectual property or other data, information or materials of any kind, nature or description, without regard to whether any or all of the foregoing matters shall be deemed confidential, material or important. The parties hereto stipulate that, as between them, the same are important, material, confidential and gravely affect the effective and successful conduct of the business of the EMPLOYER and its goodwill, and that any breach of the terms of this Paragraph is a material breach thereof, except where the EMPLOYEE shall be acting on behalf of the EMPLOYER. EMPLOYEE understands and agrees that, in the event that EMPLOYEE violates the terms and conditions, as stated in this Paragraph, that he will be subject to an injunction and damages, and understands and agrees that EMPLOYER’s remedy to prevent further or continued damages will include a petition for injunctive relief. EMPLOYEE expressly acknowledges that the restrictions contained in this Paragraph are reasonable and are properly required for the adequate protection of the EMPLOYER’s interests.

EMPLOYEE further understands and agrees that EMPLOYER, in entering into this Agreement, is relying upon EMPLOYEE’s representation and warranty that all trade secrets and other proprietary information of EMPLOYER will be kept strictly confidential by EMPLOYEE and not utilized by EMPLOYEE in any manner whatsoever other than on EMPLOYER’s behalf during the course of EMPLOYEE’s employment with EMPLOYER.

SEVENTH: EMPLOYEE agrees that, during the term of this Agreement and for one (1) year after termination hereof, he shall not, for himself or any third party, directly or indirectly, divert or attempt to divert from the EMPLOYER or its subsidiaries or affiliates any business of any kind in which it is engaged or employed, solicit for employment, or recommend for employment any person employed by the EMPLOYER or by any of its subsidiaries or affiliates, during the period of such person’s employment and for a period of one (1) year thereafter. EMPLOYEE expressly acknowledges that the restrictions contained in this paragraph are reasonable and are properly required for the adequate protection of the EMPLOYER’s interests.

EIGHTH: It is expressly understood and agreed that the terms of this Agreement, may be terminated by the EMPLOYER prior to December 31, 2003, upon the occurrence of any of the following events:

(a) Automatically and without notice upon the death of the EMPLOYEE; it is also understood that EMPLOYEE will be entitled to three (3) months’ salary which will be payable to his estate;

(b) Persistent absenteeism on the part of the EMPLOYEE, which in the reasonable judgment of the Board of Directors of the Company is having or will have a material adverse effect on the performance of the EMPLOYEE’s duties under this Agreement;

(c) Deliberate and willful failure to perform normal services and duties required of EMPLOYEE pursuant to this Agreement, except if the performance of such duties or services would result in a violation of EMPLOYEE’s fiduciary responsibility to the Company and its shareholders or is in a violation of applicable laws;

(d) Any willful act or failure to act, which in the reasonable opinion of the Board, is in bad faith and to the material detriment of the EMPLOYER;

(e) Conviction of a felony involving moral turpitude or dishonesty;

(f) Total or partial disability of the EMPLOYEE for a period of three (3) consecutive months or ninety (90) days, in the aggregate, so that he is prevented from satisfactorily performing a substantial part of his duties; it being further understood and agreed that any proceeds received by EMPLOYEE from a policy of disability benefits insurance or any other proceeds received from any Federal, State or Municipal agency of government will be credited to the amount of compensation paid to EMPLOYEE by EMPLOYER; and

(g) Fraudulent misconduct of the EMPLOYEE.

The Agreement shall not be terminated by any:

(a) Merger or consolidation, where the Company is not the consolidating or surviving; or

(b) Transfer of all or a substantial majority of the assets of the Company; or

(c) Acquisition or control of fifty percent (50%) or more of the Company’s issued and voting equity share capital by any party, or by parties acting in concert or under common control.

In the event of any merger or consolidation or transfer of all, or a substantial majority, of the assets of the Company or acquisition or control of fifty percent (50%) (or an amount of stock ownership that has the ability to elect the Board of Directors of EMPLOYER) or more of the Company’s issued and voting equity share capital by any party or by parties acting in concert or under common control, the surviving or resulting entity or the transferee or transferees of the Company’s assets or its issued and voting equity share capital, shall be bound by, and shall have the benefit of, the provision of this Agreement, and the Company shall endeavor to take all actions necessary to ensure that such entity or transferee or transferees shall be bound by the provisions of the Agreement. Moreover, in the event of such merger or consolidation, or transfer of all or a substantial majority of the assets of the Company or acquisition of the Company of the Company’s issued and voting equity share capital as aforesaid, the EMPLOYEE may, at his option, at any time, continue his employment under the terms of this Agreement, or upon giving not less than thirty (30) days notice at any time, by registered mail, to the registered office of the Company, requiring the Company to effect full settlement of all the EMPLOYEE’s entitlements under the terms of this Agreement, which settlement shall also include the payment of EMPLOYEE’s remuneration for the full term of the Agreement. In no event will EMPLOYEE receive less than twelve (12) months of compensation, including medical benefits, in the event of any of the foregoing events.

NINTH: EMPLOYER agrees that EMPLOYEE will be entitled, during the term, to all fringe benefits in effect for executive officers of the EMPLOYER, such as Blue Cross/ Blue Shield and Major Medical. Additionally, within 30 days from the effective date hereof, EMPLOYER agrees to afford EMPLOYEE the option of an automobile allowance in the sum of $400 per month for the term of the within Agreement or, in the alternative, EMPLOYEE agrees to provide to EMPLOYER verification of automobile expenses incurred each month during the term of the within Agreement.

TENTH: This Agreement contains the total and entire Agreement between the parties and shall, as of the effective date hereof, supersede any and all other Agreements between the parties. The parties acknowledge and agree that neither of them has made any representations that are not specifically set forth herein, and each of the parties hereto acknowledges that he or it has relied upon his or its own judgment in entering into same, and that the within Agreement has been approved by the EMPLOYER’S compensation committee.

ELEVENTH: The parties hereto do further agree that no waiver or modification of this Agreement or of any covenant, condition or limitation herein contained, shall be valid, unless in writing and duly executed by the party to be charged therewith, and that no evidence of any proceedings or litigation between either of the parties arising out of or affecting this Agreement or the rights and obligations of any party hereunder shall be valid and binding unless such waiver or modification is in writing, duly executed, and the parties further agree that the provisions of this paragraph may not be waived except as herein set forth.

TWELFTH: The parties hereto agree that it is their intention and covenant that this Agreement and the performance hereunder shall be construed in accordance with and under the laws of the State of California, and that the terms hereof may be enforced in any court of competent jurisdiction in an action for specific performance which may be instituted under this Agreement, and that in the event of any dispute or claim under the within Agreement, that same will be resolved in the Courts of the State of California.

THIRTEENTH: EMPLOYER indemnifies and holds harmless EMPLOYEE from any claims of any type against EMPLOYER that arise prior to the date of the commencement of this Agreement.

FOURTEENTH: EMPLOYEE and EMPLOYER warrant and represent that each has had sufficient and adequate opportunity to consult with independent counsel concerning the within Agreement, and has requested that the firm of Baratta & Goldstein prepare the within Agreement, and is aware that said firm is relying upon the within representation prior to the parties entering into the Agreement herein.

FIFTEENTH: All notices required or permitted to be given by either party hereunder shall be in writing and mailed by registered mail, return receipt requested and by regular mail to the other party addressed as follows:

If to EMPLOYER at:

CALYPTE BIOMEDICAL CORPORATION

1265 Harbor Bay Parkway

Alameda, CA 94502

If to EMPLOYEE at:

RICHARD D. BROUNSTEIN

606 Bella Vista Court

Fremont, CA 94539

Any notice mailed, as provided above, shall be deemed completed on the date of receipt, or five (5) days from the postmark on said postal receipt.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day, month and year first above written.

CALYPTE BIOMEDICAL CORPORATION

By:	/s/ Nancy E. Katz	Date:	2/14/03
Nancy Katz President and Chief Executive Officer

	/s/ Richard D. Brounstein Richard D. Brounstein	Date:	2/14/03